                                                                 Exhibit 99.1


NEWS RELEASE

                      [WORTHINGTON INDUSTRIES LETTERHEAD]

                                                  [WORTHINGTON INDUSTRIES LOGO]


For Immediate Release


        WORTHINGTON REPORTS RECORD FOURTH QUARTER AND FISCAL YEAR RESULTS
         Sets Records for Quarterly and Annual Sales, Quarterly Earnings


COLUMBUS, OHIO, JUNE 23, 2004 - Worthington Industries, Inc. (NYSE: WOR) today reported record results for the three and twelve month periods ended May 31, 2004. For the quarter, sales were a record $782.9 million, surpassing last year's record $589.9 million by 33%. For the year, record sales of $2,379.1 million represent a 7% increase from $2,219.9 million last year.

Fourth quarter net earnings were $39.4 million and earnings per diluted share were $0.45 compared to net earnings of $15.6 million, or $0.18 per diluted share, for the same period last year. Net earnings for the fourth quarter of fiscal 2004 included four special items which collectively had a negative impact on diluted earnings per share of $0.39, but still set a company record. Excluding the special items, earnings per share would have been $0.84, more than double the prior record for earnings.

"I am proud of the accomplishments of the entire Worthington team which resulted in record sales and earnings," said John McConnell, Chairman and CEO of Worthington Industries. "We have done much over the last several years to improve returns on capital and, ultimately, shareholder returns by investing in growth markets and products, consolidating facilities, and divesting non-strategic assets. These efforts, combined with an improving economy and heightened productivity, accounted for roughly half of this quarter's results, excluding special items, and produced a record performance on their own. Rapidly rising steel prices and lower priced inventory accounted for the remainder of this quarter's excellent results," McConnell continued. "While future earnings could be impacted by a reversal of steel pricing trends, we have yet to realize the full benefit of our acquisition of Unimast or a recovery in the commercial construction market," concluded McConnell.

                                     -more-

Worthington Industries
June 23, 2004
Page 2


SPECIAL ITEMS

Fourth quarter special items include:

         A $67.4 million pre-tax charge for the impairment of certain assets and other related costs at the Decatur, Alabama, steel processing facility. On May 27, 2004, the company announced an agreement to sell that facility and its cold rolling assets to Nucor Corporation (NYSE:NUE) for $82.0 million cash while retaining its slitting and cut-to-length assets. At that time, the estimated pre-tax charge of $73.1 million included $5.7 million for certain costs which cannot be recognized until the closing of the sale, which is anticipated during Worthington's first quarter of fiscal 2005. The after-tax impact of the charge taken this quarter is $41.8 million or $0.48 per share.

         A $2.0 million pre-tax charge for the impairment of certain assets related to the European operations of Pressure Cylinders. The earnings impact of this asset writedown is $0.01 per share.

         A $3.6 million pre-tax gain due to the settlement of a hedge position with the Enron bankruptcy estate. The earnings impact of this gain is $0.03 per share.

         A $6.3 million credit to income tax expense for the favorable resolution of certain tax audits. The earnings impact of this credit is $0.07 per share.

The following table reconciles the reported earnings as required by generally accepted accounting principles to earnings excluding the special items noted above. Management believes these adjustments are appropriate to present a more comparable view of earnings.

-------------------------------------------------------------------------------------------------------------------------------
                                                   Earnings Reconciliation
                                                         May 31, 2004

($ millions, except per share)                           Quarter-to-Date                             Year-to-Date
                                               -----------------------------------       -----------------------------------
                                                                              Per                                       Per
                                               Pre-Tax       After-Tax       Share       Pre-Tax      After-Tax        Share
                                               -------       ---------       -----       -------      ---------        -----
Reported earnings                              $   54.5       $   39.4       $ 0.45      $  127.5       $  86.8        $ 1.00

Less amounts included in earnings:
  Impairment of Decatur assets                     67.4           41.8         0.48          67.4          41.8         0.48
  Impairment of Pressure Cylinder assets            2.0            1.2         0.01           2.0           1.2         0.01
  Enron settlement                                 (3.6)          (2.3)       (0.03)         (3.6)         (2.3)       (0.03)
                                               --------                                  --------

Adjusted pre-tax earnings                      $  120.3                                  $  193.3
                                               ========                                  ========
  Tax liability adjustments                                       (6.3)       (0.07)                       (7.7)       (0.08)
                                                              --------       ------                     -------     ---------
Adjusted after-tax earnings                                   $   73.8       $ 0.84                     $ 119.8       $ 1.38
                                                              ========       ======                     =======     =========
-------------------------------------------------------------------------------------------------------------------------------

                                     -more-

Worthington Industries
June 23, 2004
Page 3

FULL YEAR EARNINGS HIGHLIGHTS

Net earnings for the year, including the special items detailed previously, were $86.8 million, and earnings per diluted share were $1.00, compared to $75.2 million and $0.87, respectively, for the same period last year.

Last year's results were impacted by nearly offsetting special items recorded in the second quarter of fiscal 2003. Together, these charges had an immaterial impact on reported earnings per share.

Excluding the impact of special items in both fiscal years, net earnings were $119.8 million and earnings per diluted share were $1.38 for fiscal 2004 (see chart for reconciliation), compared to $75.0 million and $0.87, respectively, for fiscal 2003. On this basis, fiscal 2004 results were an all-time record.

QUARTERLY SEGMENT RESULTS

Within the Processed Steel Products segment, quarterly net sales rose 25%, or $88.9 million, to $438.8 million from $349.9 million in the comparable quarter of fiscal 2003. The increase in net sales was due to both increased volumes (6%) and pricing (18%). Excluding the impact of the $67.4 million impairment charge taken this quarter for the Decatur assets, operating income was much improved due to higher volumes and a wider spread between selling prices and material costs.

Within the Metal Framing segment, net sales increased 66%, or $92.0 million, to $231.5 million from $139.5 million in the comparable quarter of fiscal 2003. Despite continued weakness in the commercial construction market, volumes were up 11% and pricing was up 49% over the year ago quarter. The wider spread between selling prices and material costs was primarily responsible for the significant improvement in operating income.

Within the Pressure Cylinders segment, net sales increased 12%, or $11.8 million, to $108.3 million from $96.5 million in the comparable quarter of fiscal 2003. Unit volumes were up 7% overall as strength in the domestic market was partially offset by weaker European demand. European revenues rose despite much lower volumes as the weakened dollar boosted reported revenues in dollars by $2.3 million. Excluding the impact of the $2.0 million charge taken this quarter for the impairment of certain European assets, operating income increased as a result of stronger domestic volumes and a shift in mix to higher margin products.

Worthington's joint ventures contributed positively to fourth quarter results. Equity in net income of the six unconsolidated affiliates totaled $16.5 million for the quarter, up 120% from $7.5 million in the year ago quarter. All six affiliates had stronger earnings including records at Worthington Armstrong Venture (WAVE), TWB Company, Acerex and Aegis Metal Framing.

                                     -more-

Worthington Industries
June 23, 2004
Page 4

OUTLOOK

The first quarter is typically weaker than Worthington's fourth, which represents a seasonal peak for the company.

Economic and industry conditions appear to be improving across all customer segments. In automotive, Processed Steel's largest customer segment, "Big 3" vehicle production is projected to be up 1% for the coming fiscal quarter relative to last year but down 19% from this quarter. In commercial construction, Metal Framing's primary market, the U.S. Census Bureau's index of private construction spending confirms that commercial construction activity remains near five-year lows, but office construction showed some year-over-year improvement during Worthington's fourth quarter.

OTHER

Dividends declared

On May 22, 2004, the board of directors declared a quarterly cash dividend of $0.16 per share payable June 29, 2004, to shareholders of record June 15, 2004.

Corporate Profile

Worthington Industries is a leading diversified metal processing company with annual sales of more than $2 billion. The Columbus, Ohio, based company is North America's premier value-added steel processor and a leader in manufactured metal products such as automotive past model service stampings, pressure cylinders, metal framing, metal ceiling grid systems and laser welded blanks. Worthington employs more than 8,000 people and operates 61 facilities in 10 countries.

Founded in 1955, the company operates under a long-standing corporate philosophy rooted in the golden rule, with earning money for its shareholders as the first corporate goal. This philosophy, an unwavering commitment to the customer, and one of the strongest employee/employer partnerships in American industry serve as the company's foundation.

Conference Call

Worthington will review its fourth quarter results during its quarterly conference call today, June 23, 2004, at 1:30 p.m. Eastern Daylight Time. Details on the conference call can be found on the company's web site at www.WorthingtonIndustries.com

Safe Harbor Statement

The company wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995 (the "Act"). Statements by the company

                                     -more-

Worthington Industries
June 23, 2004
Page 5

relating to future sales, operating results and earnings per share; projected capacity and working capital needs; pricing trends for raw materials and finished goods; anticipated capital expenditures and asset sales; projected timing, results, costs, charges and expenditures related to facility dispositions, shutdowns and consolidations; new products and markets; expectations for the economy and markets; and other non-historical matters constitute "forward looking statements" within the meaning of the Act. Because they are based on beliefs, estimates and assumptions, forward-looking statements are inherently subject to risks and uncertainties that could cause actual results to differ materially from those projected. Any number of factors could affect actual results, including, without limitation, product demand and pricing, changes in product mix and market acceptance of products; fluctuations in pricing, quality or availability of raw materials (particularly steel), supplies, utilities and other items required by our operations; effects of facility closures and the consolidation of operations; our ability to realize price increases, cost savings and operational efficiencies on a timely basis; our ability to integrate newly acquired businesses and achieve synergies therefrom; our ability to close the asset sale to Nucor; capacity levels and efficiencies within our facilities and within the industry as a whole; financial difficulties of customers, suppliers, joint venture partners and others with whom we do business; the effect of national, regional and worldwide economic conditions generally and within our major product markets, including a prolonged or substantial economic downturn; the effect of adverse weather on facility and shipping operations; changes in customer spending patterns and supplier choices and risks associated with doing business internationally, including economic, political and social instability and foreign currency exposure; acts of war and terrorist activities; the ability to improve processes and business practices to keep pace with the economic, competitive and technological environment; deviation of actual results from estimates and/or assumptions used by the company in the application of its significant accounting policies; level of imports and import prices in the company's markets; the impact of governmental regulations, both in the United States and abroad; and other risks described from time to time in our filings with the United States Securities and Exchange Commission.

                                       ###

Worthington Industries
June 23, 2004
Page 6


                          WORTHINGTON INDUSTRIES, INC.
                               EARNINGS HIGHLIGHTS
                        (In Thousands, Except Per Share)


                                                          Three Months Ended                     Twelve Months Ended
                                                               May 31,                                 May 31,
                                                   -------------------------------         -------------------------------
                                                      2004                2003                2004                 2003
                                                   -----------         -----------         -----------         -----------
                                                   (Unaudited)         (Unaudited)         (Unaudited)          (Audited)
Net sales                                          $   782,924         $   589,946         $ 2,379,104         $ 2,219,891
Cost of goods sold                                     610,312             522,322           2,003,734           1,916,990
                                                   -----------         -----------         -----------         -----------
         Gross margin                                  172,612              67,624             375,370             302,901

Selling, general & administrative expense               59,876              42,884             195,785             182,692
Impairment charges and other                            69,398                --                69,398              (5,622)
                                                   -----------         -----------         -----------         -----------

         Operating income                               43,338              24,740             110,187             125,831

Other income (expense):
     Miscellaneous income (expense)                        172              (1,604)             (1,589)             (7,240)
     Nonrecurring loss                                    --                  --                  --                (5,400)
     Interest expense                                   (5,461)             (6,006)            (22,198)            (24,766)
     Equity in net income of unconsolidated
       affiliates                                       16,449               7,461              41,064              29,973
                                                   -----------         -----------         -----------         -----------
         Earnings before income taxes                   54,498              24,591             127,464             118,398
Income tax expense                                      15,075               8,976              40,712              43,215
                                                   -----------         -----------         -----------         -----------

         Net earnings                              $    39,423         $    15,615         $    86,752         $    75,183
                                                   ===========         ===========         ===========         ===========


Average common shares outstanding - diluted             87,587              86,285              86,950              86,537
                                                   -----------         -----------         -----------         -----------

         Earnings per share - diluted              $      0.45         $      0.18         $      1.00         $      0.87
                                                   ===========         ===========         ===========         ===========


Common shares outstanding at end of period              86,856              85,949              86,856              85,949

Cash dividends declared per common share           $      0.16         $      0.16         $      0.64         $      0.64


Worthington Industries
June 23, 2004
Page 7



                          WORTHINGTON INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (In Thousands)


                                                                       May 31,                 May 31,
                                                                        2004                    2003
                                                                     ----------              ----------
                                                                     (Unaudited)             (Audited)
                                     ASSETS

Current assets
     Cash and cash equivalents                                       $    1,977              $    1,139
     Accounts receivable, net                                           348,833                 169,967
     Inventories                                                        362,906                 268,983
     Income taxes receivable                                               --                    11,304
     Deferred income taxes                                                3,963                  20,783
     Other current assets                                               115,431                  34,070
                                                                     ----------              ----------

         Total current assets                                           833,110                 506,246

Investments in unconsolidated affiliates                                109,040                  81,221
Goodwill                                                                117,769                 116,781
Other assets                                                             27,826                  30,777
Property, plant and equipment, net                                      555,394                 743,044
                                                                     ----------              ----------

         Total assets                                                $1,643,139              $1,478,069
                                                                     ==========              ==========


                   LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities
     Accounts payable                                                $  313,909              $  222,987
     Notes payable                                                         --                     1,145
     Current maturities of long-term debt                                 1,346                   1,194
     Other current liabilities                                          159,805                  92,845
                                                                     ----------              ----------

         Total current liabilities                                      475,060                 318,171

Other liabilities                                                        95,067                  90,471
Long-term debt                                                          288,422                 289,689
Deferred income taxes                                                   104,216                 143,444

Shareholders' equity                                                    680,374                 636,294
                                                                     ----------              ----------

         Total liabilities and shareholders' equity                  $1,643,139              $1,478,069
                                                                     ==========              ==========


Worthington Industries
June 23, 2004
Page 8



                          WORTHINGTON INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (In Thousands)


                                                                       Twelve Months Ended
                                                                              May 31,
                                                                 ---------------------------------
                                                                   2004                    2003
                                                                 ---------               ---------
                                                                (Unaudited)              (Audited)
OPERATING ACTIVITIES
  Net earnings                                                   $  86,752               $  75,183
  Adjustments to reconcile net earnings to net cash
   provided by operating activities:
      Depreciation and amortization                                 67,302                  69,419
      Impairment charges and other                                  69,398                  (5,622)
      Nonrecurring loss                                               --                     5,400
      Other adjustments                                            (49,945)                 41,326
      Changes in current assets and liabilities                    (94,140)                 (4,985)
                                                                 ---------               ---------
      Net cash provided by operating activities                     79,367                 180,721

INVESTING ACTIVITIES
  Investment in property, plant and equipment, net                 (29,598)                (24,970)
  Acquisitions, net of cash acquired                                  --                  (114,703)
  Investment in unconsolidated affiliate                              (490)                   --
  Proceeds from sale of assets                                       5,661                  27,814
                                                                 ---------               ---------
      Net cash used by investing activities                        (24,427)               (111,859)

FINANCING ACTIVITIES
  Proceeds from short-term borrowings                               (1,145)                 (7,340)
  Proceeds from long-term debt                                        --                       735
  Principal payments on long-term debt                              (1,235)                 (6,883)
  Dividends paid                                                   (55,167)                (54,869)
  Other                                                              3,445                     138
                                                                 ---------               ---------
      Net cash used by financing activities                        (54,102)                (68,219)

Increase in cash and cash equivalents                                  838                     643
Cash and cash equivalents at beginning of period                     1,139                     496
                                                                 ---------               ---------

Cash and cash equivalents at end of period                       $   1,977               $   1,139
                                                                 =========               =========

Worthington Industries
June 23, 2004
Page 9



                          WORTHINGTON INDUSTRIES, INC.
                                SUPPLEMENTAL DATA
                                 (In Thousands)

This supplemental information is provided to assist in the analysis of the results of operations.

                                                  Three Months Ended                     Twelve Months Ended
                                                        May 31,                                 May 31,
                                            -------------------------------         -------------------------------
                                               2004                2003                2004                2003
                                            -----------         -----------         -----------         -----------
                                            (Unaudited)         (Unaudited)         (Unaudited)         (Unaudited)
Volume:
     Processed Steel Products (tons)              1,030                 969               3,806               3,890
     Metal Framing (tons)                           208                 187                 781                 694
     Pressure Cylinders (units)                   5,257               4,895              14,670              15,235

Net sales:
     Processed Steel Products               $   438,801         $   349,916         $ 1,373,145         $ 1,343,397
     Metal Framing                              231,519             139,450             661,999             539,358
     Pressure Cylinders                         108,279              96,466             328,692             321,790
     Other                                        4,325               4,114              15,268              15,346
                                            -----------         -----------         -----------         -----------
        Total net sales                     $   782,924         $   589,946         $ 2,379,104         $ 2,219,891
                                            ===========         ===========         ===========         ===========

Material cost:
     Processed Steel Products               $   281,857         $   239,218         $   893,743         $   883,532
     Metal Framing                              105,121              90,031             364,643             315,472
     Pressure Cylinders                          49,173              43,409             142,601             142,008

Operating income:
     Processed Steel Products               $   (21,757)        $    17,687         $    18,036         $    80,998
     Metal Framing                               53,605                 253              63,778              22,537
     Pressure Cylinders                          11,019              11,257              29,376              32,273
     Other                                          471              (4,457)             (1,003)             (9,977)
                                            -----------         -----------         -----------         -----------
        Total operating income              $    43,338         $    24,740         $   110,187         $   125,831
                                            ===========         ===========         ===========         ===========


The following provides detail of the impairment charges and other included in the operating income by segment presented above.

                                                    Three Months Ended              Twelve Months Ended
                                                          May 31,                          May 31,
                                                  -----------------------          ----------------------
                                                   2004            2003             2004           2003
                                                  -------        --------          -------        -------
                                                (Unaudited)    (Unaudited)       (Unaudited)    (Unaudited)
Pre-tax impairment charges and other by
  segment
     Processed Steel Products                     $67,400        $     --          $67,400        $(8,717)
     Metal Framing                                   --                --             --            1,574
     Pressure Cylinders                             1,998              --            1,998          1,420
     Other                                           --                --             --              101
                                                  -------        --------          -------        -------

        Total impairment charges and other        $69,398        $     --          $69,398        $(5,622)
                                                  =======        ========          =======        =======